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Exhibit 5.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We have issued our report dated March 27, 2018, with respect to the consolidated financial statements of Neovasc Inc. incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-10. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the short form base shelf prospectus forming part of the Amendment No. 1 to the Registration Statement on Form F-10.

/s/ Grant Thornton LLP

Chartered Accountants

Vancouver, Canada
July 11, 2018

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  Exhibit 5.1
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS